THE ISSUANCE AND SALE OF THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS PROMISSORY NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS PROMISSORY NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO LKA INTERNATIONAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Issue Date:  July 2, 2009

PROMISSORY NOTE

FOR VALUE RECEIVED, LKA International, Inc., a Delaware corporation  (hereinafter called “Borrower”), hereby promises to pay to PanAmerica Capital Group, Inc., a Panama corporation (the “Holder”), or its registered assigns or successors in interest or order, without demand, the sum of Five Hundred Forty Five Thousand Ninety Dollars ($545,090.00) (“Principal Amount”), with simple and unpaid interest thereon, in accordance with the provisions of Article II hereof, if not sooner paid.  The Principal Amount is equal to the value of 700 troy ounces of gold as determined by the closing spot price of gold on COMEX on the date hereof (i.e., $928.70 per ounce), less $150 per troy ounce.

This Promissory Note has been entered into pursuant to the terms of a Subscription Agreement between the Borrower and the Holder, dated of even date herewith (the “Subscription Agreement”), and shall be governed by the terms of such Subscription Agreement.  Unless otherwise separately defined herein, all capitalized terms used in this Promissory Note shall have the same meaning as is set forth in the Subscription Agreement.

ARTICLE I

INTEREST ; AMORTIZATION

1.1.

Interest Rate.   Subject to Sections 2.1(i) and 5.7 hereof, interest payable on this Promissory Note shall accrue on the outstanding principal balance from time to time until paid in full at a rate per annum (the “Interest Rate”) of ten (10) percent ..

ARTICLE II

PAYMENT TERMS

2.1.

Payment in Five Installments.   The Borrower shall pay the Principal Amount and all outstanding interest on this Promissory Note in five equal installments, as follows:

(i)

The first installment shall be due on the first business day of January, 2010.  The amount of such payment shall be determined by either of the following methods, at the Holder’s election:

(a)

the value of one hundred forty (140) troy ounces of gold as determined by the closing spot price of gold on COMEX on the business day immediately preceding the first installment due date; or

(b)

one-fifth (1/5) of the total Principal Amount, together with accrued interest thereon.

Provided that, for the purposes of subsequent calculations of interest payable on this Promissory Note, installments satisfied by method (a) above shall be deemed to represent a payment of one-fifth of the total Principal Amount, together with accrued interest thereon.

The Holder shall give the Borrower written notice of the method that it has elected to use no less than five (5) days prior to the applicable payment due date provided that it is acknowledged that the Holder may elect to receive partial payment by one method and the balance by the other method and in such instance the written notice shall also specify the amount of the payment to be made by each method.

(ii)

Each of the second through fifth installments shall be due on the date that is three months after the due date of the immediately preceding installment.  Thus, the second installment shall be due on the date that is three months after the first business day of January, 2010, and so on.  The method of determining the amount of each of the second through fifth payments shall be as set forth in Section 2.1(i) above.

2.2

Form of Payment.  All payments to the Holder pursuant to this Article II shall be made by certified cheque or money order payable to PanAmerica Capital Group, Inc., or by wire transfer in accordance with the instructions set forth in Schedule “B” hereto.

ARTICLE III

SECURITY

3.1

Security Interest.  This Promissory Note is secured by a first charge over the Borrower’s property that is set forth in Schedule “A” hereto (the “Property”) and in this regard the Borrower agrees that, for so long as any of the Principal Amount remains unpaid, the Borrower shall not sell, transfer, license or otherwise encumber its interest in the Property or any minerals derived therefrom without the written consent of the Borrower.

ARTICLE IV

EVENTS OF DEFAULT

4.1

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

(a)

Failure to Pay Principal or Interest.  The Borrower fails to pay any installment of Principal Amount, interest or other sum due under this Promissory Note when due and such failure continues for a period of 30 days after the due date.

(b)

Default under Other Obligation.  The Borrower defaults under any other material obligation to repay borrowed monies.

(c)

Breach of Covenant.  The Borrower breaches any material covenant or other term or condition of the Subscription Agreement or this Promissory Note in any material respect and such breach, if subject to cure, continues for a period of 10 business days after written notice to the Borrower from the Holder.

(d)

Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein or in the Subscription Agreement shall be false or misleading in any material respect as of the date made.

(e)

Receiver or Trustee.  The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

(f)

Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within 60 days of initiation.

(g)

Ceasing to Carry on Business.  If the Borrower ceases to carry on business.

ARTICLE V

MISCELLANEOUS

5.1

Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Borrower to: LKA International, Inc., to the attention of Kye A. Abraham, President, 3724 47th Street Ct. N.W., Gig Harbor, Washington 98335, telecopier number:  253-851-5449, and (ii) if to the Holder to:  PanAmerica Capital Group, Inc., to the attention of Patrick Abraham, President and CEO, Torres de las Americas, Tower B, 18th Floor, Panama City, Republic of Panama.

5.3

Amendment Provision.  The term “Promissory Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4

Assignability.  This Promissory Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

5.5

Exchange.  The Holder may at any time after the date hereof, upon surrender of this Note to the Borrower exchange this Promissory Note for one or more Promissory Notes, on the same terms as herein, having an aggregate Principal Amount as shall be equal to the Principal Amount of this Promissory Note then outstanding.

5.6

Cost of Collection.  If default is made in the payment of this Promissory Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.7

Governing Law.  This Promissory Note shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to conflicts of laws and principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Delaware or in the federal courts located in the State of Delaware. Both parties and the individual signing this Promissory Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Promissory Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Promissory Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder or to enforce a judgment or other court in favor of the Holder.

5.8

Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.9

Construction.   Each party acknowledges that its legal counsel participated in the preparation of this Promissory Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Promissory Note to favor any party against the other.

5.10

Weekends, Holidays.  If the payment of any installment or other obligation of either party hereunder shall fall on a weekend or United States holiday, the payment of such installment or performance of such obligation shall be made on the next following business day in the United States.

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be signed in its name by an authorized officer as of the 2nd day of July, 2009.

LKA International, Inc.

By: /s/Kye A. Abraham

Kye A. Abraham

President

WITNESS:

/s/Nanette K. Abraham

Nanette K. Abraham

Secretary

SCHEDULE “A”

PROPERTY DESCRIPTION

The land referred to in the Commitment is described as follows:

Albany, McComb #2, Metropole, Otis, Windsor, and Steele Lode Mining Claims, USMS #14147;

Mab, Auno, Mayor of Leadville, Maid of Henson, Yankee Doodle, Cuter, Free Lance, Leadville, and Regulator Lode Mining Claims, USMS #12265;

Bushnell Lode Mining Claim, USMS #376A

Equator Lode Mining Claim, USMS #1368A and Equator Mill Site, USMS # 1368B;

Hidden Treasure Lode Mining Claim, USMS #342;

Invincible and Protector Lode Mining Claims, USMS #13478;

Lightning Striker Lode Mining Claim, USMS #452;

McCarthy and McComb Lode Mining Claims, USMS #13781;

McCarthy #3 Lode Mining Claims, USMS #13975;

Ute Lode Mining Claim, USMS #147A and Ute Mill Site, USMS #147B

Ute Extension Lode Mining Claim, USMS #1220;

Ute Lode Mining Claim, USMS #148;

Ute Mill Site, USMS #2590;

Located in Galena Mining Distric; and

Golden Wonder Lode Mining Claim, USMS #552;

Golden Mamoth Lode Claim, USMS #553;

Golden Carbonate Lode Mining Claim, USMS #17651;

Located in Lake Mining District,

All according to the United States Patents thereof on file and of record in the office of the Hinsdale County Clerk and Recorder.

County of Hinsdale.

State of Colorado

3074135.5

SCHEDULE “B”

WIRE TRANSFER INSTRUCTIONS

TO PANAMERICA ACCOUNT